Exhibit 10.1
PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
BY AND BETWEEN
SPT-SWRC, LLC,
a Delaware limited liability company
as
“Seller”
and
KHALDA DEVELOPMENT, INC.,
a California corporation
as
“Buyer”

PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
          THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Agreement”) is made as of February 27, 2009 (the “Effective Date”), by and between SPT-SWRC, LLC, a Delaware limited liability company (“Seller”), and KHALDA DEVELOPMENT, INC., a California corporation (“Buyer”).
ARTICLE I.
PURCHASE AND SALE
     Section 1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the following:
          (a) those certain parcels of land situated in Riverside County, California, commonly known as a portion of Winchester Ranch and more particularly described in Exhibit A attached hereto and made a part hereof (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the “Land”);
          (b) any buildings, structures, fixtures and other improvements affixed to or located on the Land (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”); and
          (c) any and all of Seller’s right, title and interest in and to (i) all assignable contracts and agreements (collectively, the “Assigned Agreements”) listed and described on Exhibit B attached hereto and made a part hereof, (ii) all permits, licenses, approvals, entitlements and authorizations issued by any governmental authority in connection with the Property, and (iii) any prepaid credits, deposits and prepaid fees with respect to the Property, except as otherwise provided in Article XIII below (the property described in clause (c) of this Section 1.1 being sometimes herein referred to collectively as the “Intangibles”).
     Section 1.2 Property Defined. The Land and the Improvements are hereinafter sometimes referred to collectively as the “Real Property”. The Land, the Improvements and the Intangibles are hereinafter sometimes referred to collectively as the “Property”.
     Section 1.3 Purchase Price. Seller is to sell and Buyer is to purchase the Property for the amount of Five Million Dollars ($5,000,000.00) (the “Purchase Price”).
     Section 1.4 Payment of Purchase Price. The Purchase Price shall be payable in full through Escrow at Closing in cash by wire transfer of immediately available funds to a bank account designated by Seller in writing to Buyer prior to the Closing. Not less than one (1) business day prior to the Closing, Buyer shall deposit with the Escrow Holder (as defined in Section 1.5 below), in cash or immediately available funds, the full amount of the Purchase Price, as increased or decreased by pro-rations and adjustments as herein provided, minus the amount of the Deposit (as defined in Section 1.5 below) previously deposited by Buyer with Escrow Holder and any interest earned on the Deposit while held in Escrow.
     Section 1.5 Deposit. Upon execution of this Agreement, Buyer shall deposit with First American Title Insurance Company (“Escrow Holder”), having its office at 5 First American Way, Santa Ana, California 92707, Attention: Jeanne Gould, a fully executed original of this Agreement and Buyer shall concurrently deliver to Escrow Holder the sum of One Hundred Thousand Dollars ($100,000.00) (the “First Deposit”) in good funds either by certified bank or cashier’s check or by federal wire transfer. Escrow Holder shall hold the First Deposit in an interest-bearing account of a federally insured bank or savings and loan association acceptable to Buyer. The Deposit and all interest accrued on the First Deposit while held by Escrow Holder shall be credited to the Purchase Price upon the close of Escrow. Except as otherwise specifically provided in Section 2.3 and Section 7.2 below, and Article VIII hereof, if Buyer delivers to Escrow Holder, prior to the expiration of the Contingency Period (hereinafter defined), a Second Deposit in the sum of Four Hundred Thousand Dollars ($400,000.00) (the “Second Deposit”) in good funds either by certified bank or cashier’s check or by federal wire transfer, together with a unqualified written approval of the contingencies set forth in Section 3.1 below, together with instructions to immediately release to Seller the First Deposit and the Second Deposit (together, the “Deposit”), then the Deposit and the accrued interest on the First Deposit shall be nonrefundable to Buyer, absent a material default by Seller under this Agreement. Upon receipt of the Second Deposit and Buyer’s release instructions, Escrow Holder shall immediately release the full Deposit to Seller. If Buyer does not timely deposit the Second Deposit with instructions to immediately release the same, and provide concurrent written notification to Escrow Holder and to Seller that Buyer has approved the Property, then Buyer shall be deemed to have disapproved the Property, the Initial Deposit shall be returned to Buyer, and this Agreement shall terminate.
     Section 1.6 Deposit as Liquidated Damages. AFTER THE EXPIRATION OF THE CONTINGENCY PERIOD, THE DEPOSIT (AND ALL INTEREST EARNED FROM THE INVESTMENT OF THE INITIAL DEPOSIT WHILE HELD BY ESCROW HOLDER) SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED AS A RESULT OF BUYER’S DEFAULT. THE PARTIES ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT SO CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY EXECUTING THIS SECTION 1.6 BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT (AND ALL INTEREST EARNED FROM THE INVESTMENT THEREOF WHILE HELD BY ESCROW HOLDER) HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND NOT A PENALTY, AND SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER ARISING FROM A FAILURE OF THE SALE TO CLOSE DUE TO BUYER’S DEFAULT AND SELLER HEREBY WAIVES ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY (INCLUDING, WITHOUT LIMITATION, ANY RIGHTS TO SPECIFIC PERFORMANCE THAT SELLER MAY HAVE AND SELLER SPECIFICALLY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTIONS 1680 AND 3389, WITH RESPECT TO SELLER’S REMEDIES AGAINST BUYER ARISING FROM A FAILURE OF THE SALE TO CLOSE

DUE TO BUYER’S DEFAULT). IN ADDITION, BUYER SHALL PAY ALL TITLE, SURVEY AND ESCROW CANCELLATION CHARGES. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THIS SECTION 1.6 LIMIT THE DAMAGES RECOVERABLE BY EITHER PARTY AGAINST THE OTHER PARTY DUE TO THE OTHER PARTY’S OBLIGATION TO INDEMNIFY SUCH PARTY IN ACCORDANCE WITH THIS AGREEMENT. BY THEIR SEPARATELY EXECUTING THIS SECTION 1.6 BELOW, BUYER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

/s/ KML	/s/ TM
Buyer	Seller
     Section 1.7 Escrow Holder. Escrow Holder’s General Provisions are attached hereto as Exhibit C and made a part hereof.
ARTICLE II.
TITLE AND SURVEY
     Section 2.1 Review of Title Documents. (a) First American Title Insurance Company, (the “Title Company”) shall deliver to Buyer, within two (2) business days after the Effective Date, a preliminary title report for the Land (the “Preliminary Report”), together with copies of all underlying documents. Buyer shall have until February 27, 2009 (the “Title Review Period”) within which to object in writing to Seller and Escrow Holder as to any matters affecting title shown on the Preliminary Report or that would be disclosed by an inspection of the Property (the “Objections”), it being agreed that the Purchase Price is based upon free and clear title subject to the following (the “Permitted Title Exceptions”):
               (i) All matters of record described in the Preliminary Report or any amendment or supplement thereto approved by Buyer in writing in Buyer’s sole discretion;
               (ii) All instruments that are required to be recorded in the official records of the County prior to the Grant Deed pursuant to this Agreement;
               (iii) The usual printed exclusions, exceptions, conditions and stipulations contained in an ALTA standard or extended owner’s policy of title insurance;
               (iv) Any matters that would be disclosed by a proper inspection or survey of the Property;
               (v) The lien of the Performance Trust Deed and the Replacement ROFR (as such terms are defined in Article XI below); and

               (vi) Such other matters resulting from Buyer’s actions.
          (b) Deemed Disapproval. Notwithstanding the foregoing, Buyer’s failure to provide any written Objections to the matters affecting title shown on the Preliminary Report prior to the expiration of the Title Review Period shall not be deemed Buyer’s approval of the matters described as title exceptions in the Preliminary Report, and only upon Buyer’s delivery of a written notice to Seller and to Escrow Holder expressly approving the Preliminary Report shall Buyer have been deemed to have approved the Preliminary Report.
          (c) Curing of Title Objections. If the Objections are made within the Title Review Period, Seller shall have two business (2) days after receipt of the Objections in which to cure or attempt to cure Objections by Buyer to matters reflected in the Preliminary Report; provided, however, that except as provided in Section 2.1(e) below, Seller shall have no obligation to cure the same or to expend funds in connection therewith. If Seller, despite such attempt, should be unable or advise Buyer in writing that it is unwilling to cure the Objections within such time period, Buyer, in its sole discretion, within two (2) business days after receipt of written notice from Seller (or the expiration of Seller’s five business day cure period), may elect to:
               (i) Waive in writing, without qualification, the curing of those Objections that Seller shall have been unable (or unwilling) to cure. Buyer’s failure to give such a written waiver in writing shall be deemed an election by Buyer to not waive such uncured Objections; or
               (ii) Terminate this Agreement by written notice to Seller and Escrow Holder.
If Buyer neither expressly waives the curing of Objections made, nor expressly provides written notice of Buyer’s decision to terminate this Agreement prior to the expiration of the Title Review Period, Buyer shall be deemed to have disapproved the Preliminary Report.
          (d) Amended Preliminary Report. In the event that after delivery of the Preliminary Report by Escrow Agent to Buyer, Escrow Agent issues an amended or supplemental Preliminary Report with respect to the Property, Escrow Agent shall promptly deliver to Buyer and Seller such amended or supplemental Preliminary Report, together with the best available copies of all instruments referred to therein and not previously furnished to Buyer. Buyer shall have two (2) business days from Buyer’s receipt of any amended or supplemental Preliminary Report (but in no event later than the scheduled Closing Date) in which to notify Seller, in writing, of any Objections Buyer may have to any item set forth in any amended or supplemental Preliminary Report, unless such item was previously approved or waived by Buyer or was created by Buyer. If Buyer does not notify Seller in writing of any Objections within the time specified above, Buyer shall be deemed to have disapproved all matters described as title exceptions in the amended or supplemental Preliminary Report. If the Objections pursuant to this subsection are made within the time specified, Seller shall have until the Close of Escrow (provided, however, that Seller shall have no obligation to cure the same or to expend funds in connection therewith, except as required under Section 2.1(e) below). If Seller, despite such attempt, should be unable (or advises Buyer in writing that it is unwilling) to cure the Objections within such period of time, Buyer shall have two (2) business days after written notice thereof from Seller (but in no event later than the scheduled Closing Date) to waive in writing the curing of the Objections which Seller shall have been unable or unwilling to cure by written notice to Seller and Escrow Agent. Buyer’s failure to timely give such a written waiver shall be deemed an election by Buyer to terminate this Agreement. The Close of Escrow shall be extended as necessary, but not longer than five (5) business days, to permit the occurrence of the foregoing notices, responses and cure efforts.
          (e) Further Encumbrances. Notwithstanding anything to the contrary contained above, on or before the Closing Date, Seller shall remove any mortgage liens, deed of trust liens and security agreements constituting a lien or security interest against the Property as of the Opening of Escrow, if any. After the Opening of Escrow Seller shall not permit any voluntary liens to encumber the Property, or enter into any agreement or Preliminary Report, which would be binding upon the Property or the owner thereof following the Close of Escrow, and Buyer shall not be required to make an Objection to any such matters.
     Section 2.2 Conveyance of Title. At Closing, Seller shall convey the Real Property to Buyer by execution and delivery of a Deed (as defined in Section 4.2(a) hereof). As a condition to Closing, the Title Company shall be prepared to issue a CLTA Standard Coverage Owner’s Policy of Title Insurance (the “Title Policy”) covering the Real Property, in the full amount of the Purchase Price, subject only to the Permitted Exceptions; provided, however, that Buyer may elect to obtain an ALTA Extended Coverage Owner’s Policy of Title Insurance provided that Buyer pays any excess expense (as contemplated by Section 4.5 below) and timely provides any required survey or other documents. Buyer’s performance under this Agreement shall not be excused if Buyer is unable to timely obtain such extended title coverage.
     Section 2.3 Rights Upon Termination. If this Agreement is terminated pursuant to Section 2.1, 2.2, 3.3, 4.1 or 12.1 or Article VIII, then (i) the Deposit shall be returned to Buyer, (ii) all instruments in Escrow shall be returned to the party depositing the same, (iii) Buyer shall return to Seller all items previously delivered by Seller to Buyer and deliver to Seller copies of any reports received by Buyer relating to any inspection of the Property in accordance with Section 3.1, (iv) Buyer and Seller shall each pay one-half (1/2) of all Escrow and title cancellation charges, and (v) neither party shall have any further rights, obligations or liabilities whatsoever to the other party concerning the Property by reason of this Agreement, except for any indemnity obligations of either party pursuant to the provisions of this Agreement or otherwise expressly stated in this Agreement to survive termination.
ARTICLE III.
REVIEW OF PROPERTY
     Section 3.1 Right of Inspection. During the period beginning as of the Effective Date and ending at 5:00 p.m. (local time at the Property) on March 5, 2009 (the “Contingency Period”), Buyer shall have the right to make a physical inspection of the Property at its own cost and expense, including an inspection of the environmental condition thereof pursuant to the terms and conditions of this Agreement. During the Contingency Period, Seller shall make available, and Buyer shall have the right to examine, at Seller’s office all documents and files concerning the Property in Seller’s possession (the “Property Documents”), including copies of any feasibility study and survey, the most recent tax bills for the Property and all information related to the tentative map, final engineering, architecture, cost to complete budgets, landscape plans, improvement plans, environmental documentation and permits and the Reconveyance Agreement (as defined in Section 4.8 below), but excluding Seller’s partnership or corporate records, internal memoranda, financial projections, accounting and similar proprietary, confidential or privileged information. Except as otherwise expressly provided in this Agreement, Seller makes no representation or warranty concerning the Property of any nature, including but not limited to representations and warranties of correctness, accuracy, completeness or fitness for any purpose. Buyer is an experienced real estate developer and is well-qualified to independently evaluate the Property and independently conduct the reviews conducted by Buyer. Except as otherwise expressly provided in this Agreement, Buyer is assuming all risks arising out of the use of or reliance on Buyer’s examination of the Property.
     Any on-site inspections of the Property shall occur only (i) at reasonable times agreed upon by Seller and Buyer after at least one (1) business day’s prior written notice to Seller; (ii) in a manner that will not unreasonably interfere with the use of the Property by Seller; and (iii) after delivery of evidence satisfactory to Seller that adequate public liability and other insurance respecting such work has been obtained by Buyer naming as additional insureds Seller and any other person or entity designated by Seller as having an insurable interest in the Property. Seller may have a representative present during any such inspections. If Buyer desires to do any invasive testing on the Property, Buyer shall do so only after notifying Seller and obtaining Seller’s prior written consent thereto, which consent may be subject to any terms and conditions imposed by Seller in its sole discretion. Buyer shall keep the Property free and clear of any liens arising out of Buyer’s entry onto or inspection of the Property. Immediately following any entry upon the Property, Buyer shall restore the Property to the condition which existed prior to such entry. Buyer will immediately furnish to Seller copies of any reports received by Buyer relating to any inspection of the Property, without representation or warranty of any kind (express, implied or otherwise) as to the content and accuracy thereof, and at no charge to Seller.
     Section 3.2 Indemnification. Buyer agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys’ fees), damages or injuries arising out of or resulting from the inspection of the Property by Buyer or its agents or consultants, and notwithstanding anything to the contrary in this Agreement, such obligation to protect, indemnify, defend and hold harmless Seller shall survive the Closing or any termination of this Agreement.
     Section 3.3 Right of Termination. If for any reason whatsoever Buyer determines that the Property or any aspect thereof is unsuitable for Buyer’s acquisition, Buyer shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Contingency Period, and if Buyer gives such notice of termination prior to the expiration of the Contingency Period, then this Agreement shall terminate in accordance with the provisions of Section 2.3 above. Unless Buyer gives Seller a written notice of approval of the condition of the Property or a waiver of its objections prior to the expiration of the Contingency Period, then Buyer shall be deemed to have elected not to proceed with the purchase and this Agreement shall terminate in accordance with the provisions of Section 2.3 above.

ARTICLE IV.
CLOSING
     Section 4.1 Time and Place. The closing of the transaction contemplated hereby (the “Closing”) shall be held at the offices of Escrow Holder at the address set forth under Section 14.4 below (“Notices”) on March 20, 2009. The date upon which the Closing occurs is referred to herein as the “Closing Date”. At least one (1) business day prior to the Closing Date, the Purchase Price and all documents shall be deposited with the Escrow Holder, and Seller and Buyer shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 below, the performance of which obligations shall be concurrent conditions. At the Closing, Escrow Holder shall record the Grant Deed. If the Closing Date does not occur within seven (7) days of the schedule Closing Date of March 20, 2009 due to any matter other than a default by Buyer under this Agreement, Buyer shall have the right by written notice to Seller and to Escrow Holder to terminate this Agreement and Buyer’s purchase of the Property.
     Section 4.2 Seller’s Obligations At or Prior to Closing. At least one (1) business day prior to the Closing Date, Seller shall deliver to Escrow Holder:
          (a) a duly executed and notarized grant deed (the “Deed”) in the form attached hereto as Exhibit D;
          (b) a duly executed assignment and assumption agreement (the “Assignment of Contracts”) in the form attached hereto as Exhibit E;
          (c) a duly executed bill of sale (the “Bill of Sale”) in the form attached hereto as Exhibit F;
          (d) such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller
          (e) a duly executed counterpart of the Replacement ROFR (as defined in Section 11.2 below);
          (f) FIRPTA and CALFIRPTA certificates in the form attached hereto as Exhibits G-1 and G-2 duly executed by Seller;
          (g) such affidavits as may be customarily and reasonably required by the Title Company;
          (h) an executed closing statement reasonably acceptable to Seller; and
          (i) such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.
     Section 4.3 Buyer’s Obligations at or Prior to Closing. At least one (1) business day prior to the Closing Date, Buyer shall deliver to Escrow Holder:

          (a) the full amount of the Purchase Price less the Deposit;
          (b) a duly executed Assignment of Contracts;
          (c) such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Buyer;
          (d) such affidavits, as may be customarily and reasonably required by the Title Company;
          (e) an executed closing statement reasonably acceptable to Buyer; and
          (f) such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.
     Section 4.4 Credits and Pro-rations.
          (a) All income and expenses of the Property shall be apportioned as of 12:01 a.m., on the day of Closing as if Buyer were vested with title to the Property during the entire day upon which Closing occurs. Such prorated items include without limitation the following:
               (i) taxes and assessments levied against the Property;
               (ii) utility charges respecting the Property for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen (15) days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility; and
               (iii) operating expenses with respect to irrigation and common area landscaping pertaining to the Property.
          (b) Notwithstanding anything contained in Section 4.4(a) above, any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. Buyer shall pay all supplemental taxes resulting from the change in ownership and reassessment occurring as of the Closing Date. Further, the parties acknowledge that Seller has paid the second installment of real property taxes for the 2008-2009 fiscal tax year for Tract No. 30266-02 and is entitled to a refund from the County of Riverside with respect to a portion thereof. Buyer agrees that the rights to such property tax refund are the sole and exclusive property of Seller and Buyer waives all rights thereto; further, if Buyer receives any refund from the County of Riverside applicable to the applicable to Tract No. 30266-02 relating to the second installment of 2008-2009 fiscal year real property taxes, Buyer shall immediately turn over such payments to Seller as the true owner thereof. The foregoing covenant of Buyer shall survive the Close of Escrow and recording of the Grant Deed.
          (c) Any revenue or expense amount which cannot be ascertained with certainty as of Closing shall be prorated on the basis of the parties’ reasonable estimates of such amount, and such agreed upon estimates shall be final and binding.

          (d) The provisions of this Section 4.4 shall survive Closing.
     Section 4.5 Transaction Taxes and Closing Costs.
          (a) Seller and Buyer shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance;
          (b) Seller shall pay the fees of any counsel representing Seller in connection with this transaction. Seller shall also pay the following costs and expenses:
               (i) one-half (1/2) of the escrow fee, if any, which may be charged by the Escrow Holder or Title Company;
               (ii) the premium for the CLTA Standard Coverage Owner’s Policy of Title Insurance in the amount of the Purchase Price to be issued to Buyer by the Title Company at Closing; and
               (iii) any documentary transfer tax or similar tax which becomes payable by reason of the transfer of the Property.
          (c) Buyer shall pay the fees of any counsel representing Buyer in connection with this transaction. Buyer shall also pay the following costs and expenses:
               (i) one-half (1/2) of the escrow fee, if any, which may be charged by the Escrow Holder or Title Company;
               (ii) the fees for recording the Deed; and
               (iii) the additional premium for the ALTA Extended Owner’s Policy of Title Insurance to be issued to Buyer by the Title Company at Closing, and the fee for all endorsements thereto, to the extent that those costs exceed the cost of a CLTA Standard Coverage Owner’s Policy.
          (d) All costs and expenses incident to this transaction and the Closing hereof, and not specifically described above, shall be paid by the party incurring same; and
          (e) The provisions of this Section 4.5 shall survive the Closing.
     Section 4.6 Conditions Precedent to Obligation of Buyer. The obligation of Buyer to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Buyer in its sole discretion:
          (a) Seller shall have delivered to Buyer or Escrow Holder all of the items required to be delivered by Seller to Buyer or Escrow Holder pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof;

          (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing; and
          (c) Seller shall have performed and observed in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.
     Section 4.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:
          (a) Seller shall have received (or Escrow Holder shall have received and be irrevocably committed to deliver to Seller as of Closing), the Purchase Price as adjusted as provided herein, and payable in the manner provided for in this Agreement;
          (b) Buyer shall have delivered to Seller or Escrow Holder all of the items required to be delivered by Buyer to Seller or Escrow Holder pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof;
          (c) All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of Closing; and
          (d) Buyer shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Buyer as of the date of Closing.
     Section 4.8 Amended and Restated Reconveyance Parcels Improvement Agreement. In addition to other agreements that may be included within the Assignment of Contracts, Buyer acknowledges that it will be assuming, as of Closing, all of the obligations of Seller pursuant to that certain Amended and Restated Reconveyance Parcels Improvement Agreement dated as of November 15, 2007, as supplemented by that certain Letter Agreement dated December 31, 2008 (collectively, the “Reconveyance Agreement”). Buyer acknowledges receipt of a copy of the Reconveyance Agreement. Among other items, Buyer acknowledges that the Reconveyance Agreement imposes significant obligations on Seller (which will be assumed by Buyer as of the Closing) in connection with the construction of improvements, whether located within the Property or off-site. Without limiting any other provision contained in this Agreement, effective as of the Closing, Buyer shall indemnify, defend, protect and hold Seller harmless from any and all claims, costs, liabilities, obligations and expenses in connection with the Reconveyance Agreement, and Buyer shall assume all of Seller’s obligations thereunder.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     Section 5.1 Representations and Warranties of Seller.

          (a) Organization and Authority. Seller hereby represents and warrants to Buyer as of the Effective Date that (a) Seller has been duly organized, is validly existing under the laws of the State of Delaware, and is qualified to do business in the State of California; (b) Seller has the full right and authority to enter into this Agreement, to transfer the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement; and (c) the person signing this Agreement on behalf of Seller is authorized to do so.
          (b) Condemnation. Seller has received no written notice of any condemnation proceedings relating to the Property, and is not aware of any contemplated condemnation proceeding by any government agency.
          (c) Authorization. This Agreement has been, and on the Closing Date, all documents to be executed by Seller hereunder will have been, duly authorized, executed and delivered by Seller, and constitute and will constitute the valid and binding obligations of Seller enforceable against it in accordance with their respective terms.
          (d) Requisite Action. All requisite action (corporate, partnership or otherwise) has been taken by Seller in connection with the entering into of this Agreement, the execution and delivery of the instruments referenced herein, and the consummation of the transaction contemplated hereby.
          (e) No Conflict. The execution and delivery of this Agreement by Seller, the execution and delivery of every other document and instrument delivered pursuant hereto by or on behalf of Seller, and the consummation of the transactions contemplated hereby do not and will not (A) constitute or result in the breach of or default under any oral or written agreement to which Seller is a party; (B) constitute or result in a violation of any order, decree, or injunction with respect to which Seller is bound; (C) cause or entitle any party to have a right to accelerate or declare a default under any oral or written agreement to which Buyer is a party (other than the due-on-sale acceleration right of Pulte under the Performance Trust Deed, if not waived by Pulte on or before the Closing); and/or (D) violate any provision of any municipal, state or federal law, statutory or otherwise, to which Buyer is subject.
          (f) Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions hereof and thereof.
          (g) Pending Transactions, Suits or Proceedings. Seller has not been served with, and to Seller’s actual knowledge there is no, litigation or arbitration pending or threatened, before any court of administrative agency against Seller’s performance hereunder.
          (h) Knowledge. The term “Knowledge” as used in this Section 5.1 means the present actual knowledge of William A. Shopoff and Timothy McSunas with no duty to inquire or investigate. Mr. Shopoff and Mr. McSunas are referred to herein merely to define the Knowledge of Seller. Accordingly, Mr. Shopoff and Mr. McSunas shall incur no personal liability whatsoever in connection with the foregoing representations and warranties or any other obligation of Seller hereunder, and Buyer shall not name such individuals personally in any action or complaint brought in connection with this Agreement or the Property.

     Section 5.2 Survival of Seller’s Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 hereof shall survive Closing for a period of six (6) months. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Buyer prior to Closing, if Buyer elects to consummate the transactions described herein with such knowledge.
     Section 5.3 Representations, Warranties and Covenants of Buyer.
          (a) Organization and Authority. Buyer hereby represents and warrants to Seller as of the Effective Date that (a) Buyer has been duly organized, is validly existing in the State of California, (b) Buyer has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement, and (c) the person signing this Agreement on behalf of Buyer is authorized to do so.
          (b) Authorization. This Agreement has been, and on the Closing Date, all documents to be executed by Buyer hereunder will have been, duly authorized, executed and delivered by Buyer, and constitute and will constitute the valid and binding obligations of Buyer enforceable against it in accordance with their respective terms.
          (c) Requisite Action. All requisite action (corporate, partnership or otherwise) has been taken by Buyer in connection with the entering into of this Agreement, the execution and delivery of the instruments referenced herein, and the consummation of the transaction contemplated hereby.
          (d) Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof.
          (e) No Conflict. The execution and delivery of this Agreement by Buyer, the execution and delivery of every other document and instrument delivered pursuant hereto by or on behalf of Buyer, and the consummation of the transactions contemplated hereby do not and will not (A) constitute or result in the breach of or default under any oral or written agreement to which Buyer is a party; (B) constitute or result in a violation of any order, decree, or injunction with respect to which Buyer is bound; (C) cause or entitle any party to have a right to accelerate or declare a default under any oral or written agreement to which Buyer is a party; and/or (D) violate any provision of any municipal, state or federal law, statutory or otherwise, to which Buyer is subject.
          (f) Pending Transactions, Suits or Proceedings. Buyer has not been served with, and to Buyer’s actual knowledge there is no, litigation or arbitration pending or threatened, before any court of administrative agency against Buyer’s performance hereunder.
          (g) Knowledge. The term “Knowledge” as used in this Section 5.3 means the present actual knowledge of Robert Love with no duty to inquire or investigate. Mr. Love is referred to herein merely to define the Knowledge of Buyer. Accordingly, Mr. Love shall incur no personal liability whatsoever in connection with the foregoing representations and warranties or any other obligation of Buyer hereunder, and Seller shall not name such individual personally in any action or complaint brought in connection with this Agreement or the Property.
     Section 5.4 Survival of Buyer’s Representations and Warranties. The representations and warranties of Buyer set forth in Section 5.3 hereof shall survive Closing for a period of six (6) months. No claim for a breach of any representation or warranty of Buyer shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Seller prior to Closing, if Seller elects to consummate the transactions described herein with such knowledge.
ARTICLE VI.
COVENANTS OF SELLER
          Seller hereby covenants with Buyer as follows:
     Section 6.1 Operation of Property. From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to maintain the Property in a manner generally consistent with the manner in which Seller has maintained the Property prior to the date hereof.
     Seller shall have no duty to (a) construct any additional improvements, whether public or private or whether on or off the Real Property; (b) satisfy any condition of approval of any nature with respect to the Property whether on or off the Real Property; (c) other than the payment of prorated taxes as of the close of Escrow, pay any fee of any nature with respect to the Property; or (d) obtain any further subdivision maps, consents, permits, entitlements, easements, rights of way, certificates, rights and agreements required from the City or County or any other governmental and quasi-governmental entities and private sources to develop, improve and market the Property and the houses constructed or to be constructed thereon whether before or after the Close of Escrow.
ARTICLE VII.
DEFAULT
     Section 7.1 Default by Buyer. If the sale of the Property as contemplated hereunder is not consummated due to Buyer’s default hereunder, Seller shall be entitled, as its sole remedy for Buyer’s failure to close Escrow (but not with respect to other defaults by Buyer under this Agreement), to terminate this Agreement and receive liquidated damages pursuant to Section 1.6 hereof.
     Section 7.2 Default by Seller. IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED DUE TO SELLER’S DEFAULT HEREUNDER, BUYER SHALL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY, TO EITHER (A) RECEIVE THE RETURN OF THE DEPOSIT AND ALL INTEREST ACCRUED THEREON, WHICH RETURN SHALL OPERATE TO

TERMINATE THIS AGREEMENT AND RELEASE SELLER FROM ANY AND ALL LIABILITY HEREUNDER, AND RECEIVE REIMBURSEMENT FOR THE ACTUAL THIRD PARTY OUT-OF-POCKET COSTS INCURRED BY BUYER IN CONNECTION WITH ITS DILIGENCE RELATING TO THE PROPERTY, OR (B) SEEK SPECFIC PERFORMANCE (INCLUDING, WITHOUT LIMITATION, ANY RIGHTS THAT BUYER MAY HAVE UNDER THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTIONS 1680 AND 3389) TO COMPEL SELLER TO CONVEY THE PROPERTY OR TO PURSUE OTHER EQUITABLE REMEDIES AGAINST SELLER; PROVIDED THAT ANY ACTION BY BUYER FOR SPECIFIC PERFORMANCE MUST BE COMMENCED, IF AT ALL, WITHIN SIXTY (60) DAYS OF THE DATE BUYER BECOMES AWARE OF SELLER’S DEFAULT, THE FAILURE OF WHICH SHALL CONSTITUTE A WAIVER BY BUYER OF SUCH RIGHT AND REMEDY. IF BUYER SHALL NOT HAVE COMMENCED AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THE AFOREMENTIONED TIME PERIOD BUYER’S SOLE REMEDY FOR SUCH DEFAULT SHALL BE TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH CLAUSE (A) ABOVE. FURTHER, IF ESCROW FAILS TO CLOSE DUE TO SELLER’S DEFAULT UNDER THIS AGREEMENT, BUYER SHALL HAVE NO RIGHT TO SEEK LOST PROFITS OR CONSEQUENTIAL DAMAGES OR INDIRECT DAMAGES OR PUNITIVE DAMAGES OF ANY SUM. EXCEPT FOR THOSE REMEDIES EXPRESSLY SET FORTH HEREIN IN THE CASE WHERE ESCROW FAILS TO CLOSE AS A RESULT OF SELLER’S DEFAULT UNDER THIS AGREEMENT, BUYER HEREBY WAIVES AND RELINQUISHES ALL OTHER CLAIMS AND RIGHTS FOR DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS AND ALL OTHER CONSEQUENTIAL DAMAGES AND INDIRECT DAMAGES AND PUNITIVE DAMAGES ARISING BY REASON OF SELLER’S DEFAULT.

Buyer’s Initials /s/ KML	Seller’s Initial’s /s/ TM
ARTICLE VIII.
CONDEMNATION
     Section 8.1 Risk of Loss. In the event of loss or damage to the Property or any portion thereof which is not “Major” (as hereinafter defined), this Agreement shall remain in full force and effect provided that Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Buyer all of Seller’s right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly, and the date of Closing shall be extended for a reasonable time to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Buyer, the Purchase Price shall not be reduced. Upon Closing, full risk of loss with respect to the Property shall pass to Buyer.
     Section 8.2 Major Damage. Seller shall promptly notify Buyer of the occurrence of any “Major” loss or damage, which notice shall state the cost of repair or restoration thereof as opined by a qualified expert in accordance with Section 8.3 below. Buyer shall have the right, exercisable by giving written notice to Seller within five (5) days after receipt of Seller’s written notice, to terminate this Agreement in which event the provisions of Section 2.3 above shall apply; provided, however, if Buyer fails to provide any notice within said five (5) day notice, such failure shall be deemed Buyer’s election to terminate this Agreement. If Buyer does not elect to terminate this Agreement within said five (5) day period, then Buyer shall be deemed to have elected to proceed with Closing. In that event Seller shall at Seller’s option either (a) perform any necessary repairs, or (b) cause the Closing to occur promptly and assign to Buyer through Escrow all of Seller’s right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly, and the date of Closing shall be extended for a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Buyer, the Purchase Price shall not be reduced. Upon Closing, full risk of loss with respect to the Property shall pass to Buyer.
     Section 8.3 Definition of “Major” Loss or Damage. For purposes of Section 8.1 and Section 8.2, “Major” loss or damage refers to the following: (a) loss or damage to the Land hereof such that the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of a qualified expert selected by Seller and reasonably approved by Buyer, equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000.00), and (b) any loss due to a condemnation which permanently and materially impairs the proposed use of the Property. If Buyer does not give written notice to Seller of Buyer’s reasons for disapproving a qualified expert within three (3) business days after receipt of notice of the proposed qualified expert, then Buyer shall be deemed to have approved the qualified expert selected by Seller.
ARTICLE IX.
BROKERAGE COMMISSIONS
          With respect to the transaction contemplated by this Agreement, if the Closing occurs, (i) pursuant to separate agreement, Seller shall be responsible for the payment of a real estate brokerage commission through Escrow to The Jager Company (Bill Jager) (“Seller’s Broker”), Seller’s Broker having represented itself to Seller as a California licensed real estate broker, and (i) Buyer shall pay a real estate brokerage commission to CastleLyons Corporation (“Buyer’s Broker”), Buyer’s Broker having represented itself to Buyer as a licensed California real estate broker. Seller shall not be responsible for the payment of the real estate brokerage commission to Buyer’s Broker, and Buyer shall not be responsible for the payment of a real estate brokerage to Seller’s Broker, and each of Buyer and Seller will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys’ fees) in connection therewith. Further, if any person other than Seller’s Broker or Buyer’s Broker makes a claim for brokerage commissions or finder’s fees related to the sale of the Property by Seller to Buyer, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys’ fees) in connection therewith. The provisions of this paragraph shall survive Closing or any termination of this Agreement.

ARTICLE X.
DISCLAIMERS AND WAIVERS
     Section 10.1 Indemnification.
          (a) Buyer hereby indemnifies and agrees to defend and hold harmless (a) Seller, (b) the affiliates of Seller, and (c) all the officers, directors, agents, shareholders, consultants, and employees of Seller and its affiliates, and all their successors and assigns (collectively, the “Seller Parties”) of and from any and all claim, demand, assertion, action, suit, proceeding (collectively, the “Claims”) and from all loss, liability, expense (including reasonable attorneys fees, court costs, reasonable costs of investigation and expert witnesses), damages (including without limitation consequential damages), delays and costs of delay, or obligations (collectively, the “Damages”) arising out of Buyer’s activities on the Property during Buyer’s ownership of the Property.
          (b) Seller hereby indemnifies and agrees to defend and hold harmless (a) Buyer, (b) the affiliates of Buyer, and (c) all the officers, directors, agents, shareholders, consultants, and employees of Buyer and its affiliates, and all their successors and assigns (collectively, the “Buyer Parties”) of and from any and all claim, demand, assertion, action, suit, proceeding (collectively, the “Claims”) and from all loss, liability, expense (including reasonable attorneys fees, court costs, reasonable costs of investigation and expert witnesses), damages (including without limitation consequential damages), delays and costs of delay, or obligations (collectively, the “Damages”) arising out of Seller’s activities on the Property during Seller’s ownership of the Property.
     Section 10.2 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller or its brokers or agents to Buyer in connection with the transaction contemplated hereby. All materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Neither Seller, nor any affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such reports.
     Section 10.3 AS IS SALE; DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
          UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS

AGREEMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS IS.”
          BUYER REPRESENTS AND COVENANTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY SET FORTH OTHERWISE IN THIS AGREEMENT. FURTHERMORE, BUYER ACKNOWLEDGES THAT SELLER PURCHASED THE PROPERTY ON DECEMBER 31, 2008 AND LACKS COMPREHENSIVE KNOWLEDGE OF THE PROPERTY AND ITS CONDITION.
          IN CONNECTION THEREWITH, BUYER EXPRESSLY WAIVES ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES THAT:

          “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
          BUYER, BEING AWARE OF THIS CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

Buyer Initials:	/s/ KML
     Section 10.4 Survival of Disclaimers. The provisions of this Article X shall survive Closing or any termination of this Agreement.
ARTICLE XI.
EXONERATION OF SUBDIVISION BONDS; PULTE RIGHT OF FIRST REFUSAL
     Section 11.1 Exoneration of Bonds. Pulte Home Corporation, a Michigan Corporation (“Pulte”), has executed subdivision improvement agreements (collectively, the “SIAs”) and posted those bonds listed on Exhibit I attached hereto securing the SIAs (collectively, the “Bonds”) in connection with the recordation of Tract Map Nos. 30266-01 and 30266-02. In connection with Seller’s purchase of the Property from Pulte, Seller agreed to (i) assume sole responsibility for all obligations of Pulte pursuant to the SIAs and the Bonds, (ii) cause new SIAs and replacement bonds to be delivered to the applicable parties listed on Exhibit I on or before June 30, 2009, (iii) cause Pulte to be released from liability under the SIAs, (iv) cause the Bonds to be fully exonerated, and (v) indemnify, defend and hold Pulte harmless from and against any loss, liability or claim arising out of, or relating to the DIAs or the Bonds, including but not limited to attorneys fees and bond premiums (collectively, the “Bond Exoneration Obligations”). Seller also discloses to Buyer that Seller’s Bond Exoneration Obligations are secured by that certain Deed of Trust recorded in the Official Records of Riverside County on December 31, 2008 as Instrument No. 2008-682812 (the “Performance Trust Deed”). Buyer agrees that the Performance Trust Deed is a Permitted Exception under this Agreement and agrees to take title to the Property subject to the Performance Trust Deed. Further, effective upon the Close of Escrow, Buyer hereby agrees to (i) fully assume the Bond Exoneration Obligations of Seller in favor of Pulte, and (ii) indemnify Seller from and against any and all liability which Seller may incur if Buyer fails to timely complete in a satisfactory manner the Bond Exoneration Obligations.
     Section 11.2 Pulte Right of First Refusal. Seller discloses, and Buyer acknowledges, that Seller has granted Pulte right of first refusal to purchase from Seller any of the multi-family or single-family residence portions of the Property pursuant to that certain Agreement for Right of First Refusal recorded in the Official Records of Riverside County on December 31, 2008 as Instrument No. 2008-682813 (the “ROFR”). If Pulte elects to exercise the ROFR then Seller shall have the right by written notice to Buyer and to Escrow Holder to terminate this

Agreement, in which event the Initial (or full) Deposit shall be returned to Buyer and this Agreement shall terminate.
     If Pulte does not exercise its ROFR with respect to the intended sale of the Property by Seller to Buyer pursuant to this Agreement, and Buyer elects to proceed with the purchase of the Property at the end of the Contingency Period, and Pulte agrees to allow Buyer until June 30, 2009 to complete performance of the Bond Exoneration Obligations, then Buyer agrees to execute and deposit into Escrow prior to Closing a replacement Agreement of Right of First Refusal (the “Replacement ROFR”), substantially in the form attached hereto as Exhibit H, and to permit the Replacement ROFR to be recorded at Closing.
ARTICLE XII.
[NOT USED]
ARTICLE XIII.
DEPOSITS AND REFUNDS
     Section 13.1 Refund of Deposits. Pulte has made certain deposits with utility companies in connection with the obtaining of utility services. Buyer recognizes that Pulte shall be entitled to all refunds received from the utility companies in connection with such deposits. In addition, pursuant to Section 14.8 of that certain Purchase Agreement and Escrow Instructions by and between Barratt American Incorporated (“Barratt”) and Pulte, Barratt is obligated to pay to Pulte Six Hundred Twenty-Five Thousand Dollars ($625,000.00) in the event that a certain park site is not purchased by a specified communities facilities district within a specified time frame. Such park site was not purchased by such communities facilities district within the specified time frame, and, as a result, Barratt is obligated to make such payment to Pulte. Pulte shall be entitled to receipt of such payment from Barratt. In the event that any such refunds are paid to Buyer or Barratt pays any such amount to Buyer, Buyer shall remit the amount of such payment to Pulte within ten (10) days of receipt of the same.
ARTICLE XIV.
MISCELLANEOUS
          14.1 Buyer and its representatives shall hold in confidence all data and information obtained with respect to Seller or its business or the Property, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that Buyer may disclose (a) prior to the Closing, to the employees, lenders, consultants, accountants and attorneys of Buyer, any such data and information, if such persons agree to treat such data and information confidentially, (b) on and after the Closing, to the public, the fact that Buyer has acquired the Property and the Purchase Price paid therefore, and (c) at any time, to governmental officials or third parties (including the public, respecting information contained in public reports), any such data and information as may be required to comply with Buyer’s reporting requirements under law. If this Agreement is terminated or Buyer fails to perform hereunder, Buyer shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein, and Buyer shall deliver to Seller copies of any reports received by Buyer relating to any inspection of the Property in accordance with Section 1.3. With respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Deposit to Buyer, such Deposit shall not be returned to Buyer unless and until Buyer has fulfilled its obligation to return to Seller, and to deliver to Seller, the materials described in the preceding sentence. In the event of a breach or threatened breach by Buyer or its agents or representatives of this Section 14.1, Seller shall be entitled to an injunction restraining Buyer or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 14.1 shall survive Closing or any termination of this Agreement.
          14.2 Prior to and after the Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by Buyer and Seller. The provisions of this Section 14.2 shall survive the Closing or any termination of this Agreement.
          14.3 Subject to the provisions of this Section 14.3, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. Buyer may not assign its rights under this Agreement without first obtaining Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion; provided, however, that Buyer shall have the right to assign all (but not less than all) of its rights and interest under this Agreement to an entity which is not less than 50% owned, directly or indirectly, by the principal(s) of Buyer, provided that written notice of said assignment shall be delivered to Seller and to Escrow Holder not later than five (5) business days prior to the initially scheduled Closing Date. For purposes of the immediately preceding sentence, the term “control” and similar terms shall mean the ownership of greater than fifty percent (50%) of the voting and economic interests of the applicable entity. If Buyer desires to assign its rights hereunder, (a) Buyer shall send Seller written notice of its request at least five (5) business days prior to Closing, which request shall include the legal name and structure of the proposed assignee, as well as any other information that Seller may reasonably request, (b) the assignee shall execute and deliver to Seller an assignment and assumption of this Agreement in form and substance reasonably satisfactory to Seller, and (c) in no event shall any assignment of this Agreement release or discharge Buyer from any liability or obligation hereunder. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Buyer shall constitute an assignment of this Agreement.
          14.4 Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith. Any notice so given shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Buyer:	Khalda Development, Inc.
22861 Tindaya
Mission Viejo, California 92692
Attention: Kathleen M. Love
Telephone No. 951/757-0594
Facsimile No. 949/830-8787

If to Seller:	c/o Shopoff Advisors, L.P.
8951 Research Drive
Irvine, California 92618
Attention: Tim McSunas
Telephone: 949/874-7348
Facsimile: 949/417-1399

If to Escrow Holder:	First American Title Insurance Company
5 First American Way
Santa Ana, California 92707
Attention: Jeanne Gould, Escrow Officer
Telephone No.: 714/250-5381
Facsimile No.: 714/913-6372
          14.5 This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.
          14.6 This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.
          14.7 Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement. The provisions of this Section 14.7 shall survive Closing.
          14.8 This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

          14.9 In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement or any document delivered pursuant hereto. Seller and Buyer intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.
          14.10 If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.
          14.11 This Agreement shall be governed by and construed in accordance with the laws of the State in California. Buyer and Seller agree that the provisions of this Section 14.11 shall survive the Closing or any termination of this Agreement.
          14.12 The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party; and, accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.
          14.13 The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.
          14.14 The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to take effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
          14.15 This Agreement may not be recorded by any party hereto without the prior written consent of the other party hereto. The provisions of this Section 14.15 shall survive the Closing or any termination of this Agreement.
          14.16 All exhibits attached to this Agreement are incorporated herein by reference.
          14.17 If the date on which any performance required hereunder is other than a business day, then such performance shall be required as of the next following business day.
          14.18 If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.
          14.19 ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION, ENFORCEMENT, INTERPRETATION OR VALIDITY HEREOF, INCLUDING THE DETERMINATION OF THE SCOPE OR APPLICABILITY OF THIS AGREEMENT TO ARBITRATE, SHALL BE DETERMINED BY ARBITRATION IN RIVERSIDE COUNTY, CALIFORNIA, BEFORE THREE ARBITRATORS. THE ARBITRATION SHALL BE ADMINISTERED BY JAMS PURSUANT TO ITS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES. JUDGMENT ON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THIS CLAUSE SHALL NOT PRECLUDE PARTIES FROM SEEKING PROVISIONAL REMEDIES IN AID OF ARBITRATION FROM A COURT OF APPROPRIATE JURISDICTION. THE ARBITRATORS MAY, IN THE AWARD, ALLOCATE ALL OR PART OF THE COSTS OF THE ARBITRATION, INCLUDING THE FEES OF THE ARBITRATORS AND THE REASONABLE ATTORNEYS’ FEES OF THE PREVAILING PARTY.
NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

/s/ KML Buyer	/s/ TM Seller
          14.20 Buyer and Seller agree to structure the transactions contemplated in this Agreement to preserve and protect Seller’s ability to conduct a tax deferred exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”) and to limit Seller’s exposure to capital gains taxes. Notwithstanding Section 14.3, if Seller desires to sell the Property in connection with such a tax-deferred exchange, Seller may assign its rights under this Agreement to a “qualified exchange intermediary” within the meaning of said Section 1031. In such case, Buyer shall sign such documents, and otherwise reasonably cooperate, as may be reasonably necessary to complete the tax-deferred exchange, including delivering or receiving the Deed or all or a portion of the Purchase Price to or from a third party, provided that such cooperation shall not increase the obligations or potential liability of Buyer under this Agreement or delay the Closing Date or other time frames set forth in this Agreement.
          14.21. Time is of the essence of each and every provision of this Agreement.
          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER: SPT-SWRC, LLC, a Delaware limited liability company
By:	Shopoff Partners, L.P., a Delaware limited partnership, Managing Member

By:	Shopoff General Partner, LLC, a Delaware
limited liability company, General Partner

By:	Shopoff Properties Trust, Inc., a
Maryland corporation, Managing Member

By:	/s/ Tim McSunas
Tim McSunas,
Sr. VP — Acquisitions
BUYER:

KHALDA DEVELOPMENT, INC. a California corporation
By:	/s/ Kathleen M. Love
	Name:	Kathleen M. Love
	Title:	Secretary

ACKNOWLEDGMENT
          Escrow Holder executes this Agreement below for the purpose of acknowledging that it agrees to be bound by the provisions hereof.

ESCROW HOLDER: FIRST AMERICAN TITLE INSURANCE COMPANY
By:	/s/ Jeanne Gould
Jeanne Gould, Senior Escrow Officer

EXHIBITS

A	—	DESCRIPTION OF LAND
B	—	ASSIGNED AGREEMENTS
C	—	ESCROW HOLDER’S GENERAL PROVISIONS
D	—	[NOT USED]
E	—	FORM OF ASSIGNMENT OF CONTRACTS
F	—	FORM OF BILL OF SALE
G	—	FORM OF FIRPTA AND CALFIRPTA CERTIFICATES
H	—	AMENDMENT TO ROFR
I	—	LIST OF BONDS AND SIAS

1

EXHIBIT A
DESCRIPTION OF LAND
PARCEL A:
LOTS 1 THROUGH 59, INCLUSIVE AND LOTS 61 AND 62 OF AMENDED TRACT NO. 30266-1, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 431 PAGES 19 THROUGH 26, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 461-270-001 THROUGH 461-270-025; 461-271-001 THROUGH 009; 461-272-001 THROUGH 008; 461-273-001 THROUGH 018, 461-160-045
PARCEL B:
PARCEL 1 OF AMENDED PARCEL MAP NO. 13711, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP MAP RECORDED IN BOOK 114 PAGE 35 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
EXCEPTING THEREFROM, PARCEL 4110-6 AS SHOWN ON RECORD OF SURVEY RECORDED JULY 23, 1983 IN BOOK 70, PAGES 26 THROUGH 33 OF RECORDS OF SURVEY, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.
ALSO EXCEPTING THEREFROM, ANY PORTION LYING WITHIN AMENDED TRACT NO. 30266-1, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 431 PAGES 19 THROUGH 26, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 461-160-029
PARCEL C:
LOTS 11 AND 12 OF TRACT NO. 30266-2, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 431 PAGES 82 THROUGH 88, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 461-160-034 AND 461-160-036 AND 461-160-041

A-1

EXHIBIT B
LIST OF ASSIGNED AGREEMENTS

VENDOR	AGREEMENT
NAME	DATE	PURPOSE	TERM
Board of Supervisors of Riverside County	11/26/2006	Storm water Management/BMP Facilities Agreement	Until HOA formation for management

County of Riverside		Cultural Resources Treatment and Tribal Monitoring Agreement

County of Riverside	3/24/2005	Erosion Control Landscape Improvement Agreement (TR30266-01 BGR 040588)

Riverside County Flood Control and Conversation District	1/31/2007	Tract 30266-01 Flood Control Facilities Agreement

Southern California Edison	1/20/2006	Residential Application for Design by SCE

The Gas Company	11/17/2005	Gas Installation Bid

Verizon Communications	10/24/2006	Buried Communication Agreement Tract 30266-01

Southern California Edison	TBD	Tract 30266-02 Flood Control Facilities Agreement

County of Riverside	TBD	Erosion Control Landscape Improvement Agreement (TR30266-02

Riverside County Flood Control and Conservation District	TBD	Tract 30266-02 Flood Control Facilities Agreement
Additional agreements (if any) to be agreed upon and attached prior to expiration of Contingency Period.

B-1

EXHIBIT C
ESCROW HOLDER’S GENERAL PROVISIONS
1.	All funds received in this escrow shall be deposited in a separate escrow fund account or accounts of First American Title Insurance Company (for the benefit of the parties hereto) with a State or National Bank qualified to do business in the State of California, such that each account shall be fully insured at all times by the Federal Deposit Insurance Corporation, to the maximum extent permitted by law. All disbursements shall be made by wire transfer of funds to the account of the applicable party to whom such disbursements are owed as directed by such party.

2.	You are authorized to prepare, obtain, record and deliver the necessary instruments to carry out the terms and conditions of this escrow and to order to be issued at Closing the policy of title insurance as called for in these instructions. Closing shall mean the date instruments are recorded.

3.	All adjustments and pro-rations shall be made on the basis of a 30-day month.

4.	Subject to the provisions of Section 12 below, you are not to be held accountable or liable for the sufficiency or correctness as to form, manner of execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority or rights of any person executing the same. Your duties hereunder shall be limited to the proper handling of such money and the proper safekeeping of such instruments, or other documents received by you as escrow holder, and for the disposition of same in accordance with the written instructions accepted by you in this escrow. The foregoing shall not be deemed or construed to relieve you of any liability resulting from your gross negligence or willful misconduct.

5.	You shall have no responsibility of notifying me or any of the parties to this escrow of any sale, resale, loan, exchange or other transaction involving any property herein described or of any profit realized by any person, firm or corporation in connection therewith, regardless of the fact that such transaction(s) may be handled by you in this escrow or in another escrow.

6.	No notice, demand or change of instruction shall be of any effect in this escrow unless given in writing by all parties affected thereby and except as otherwise specifically provided in the Agreement to which these General Provisions are attached. In the event a demand for the funds on deposit in this escrow is made, not concurred in by all parties hereto, the escrow holder, regardless of who made demand therefor, may elect to do any of the following:
i.	Withhold and stop all further proceeding in, and performance of, this escrow pending a resolution of any conflict by and between the parties hereto; or

C-1

ii.	File a suit in interpleader and obtain an order from the court allowing escrow holder to deposit all funds and documents in court and have no further liability hereunder, except for its own negligent or willful misconduct or any breach by escrow holder of any obligations in this Agreement.
7.	If the conditions of this escrow have not been complied with at the time herein provided, you are nevertheless to complete the same as soon as the conditions (except as to time) have been complied with, unless Buyer has made written demand upon you for the return of money and instruments deposited by Buyer.

8.	All parties hereto agree, jointly and severally, to pay on demand, as well as to indemnify and hold you harmless from and against all costs, damages, judgments, attorney’s fees, expenses, obligations and liabilities of any kind or nature which, in good faith, you may incur or sustain in connection with this escrow, whether arising before or subsequent to the close of this escrow, except to the extent caused by the negligence or willful misconduct of the escrow holder.

9.	Unless the Agreement otherwise provides or unless otherwise instructed by either Buyer or Seller, you are authorized to furnish copies of these instructions, any supplements or amendments thereto, notices of cancellation and closing statements to the attorneys, real estate broker(s) and lender(s) named in this escrow.

10.	Any funds abandoned or remaining unclaimed, after good faith efforts have been made by the escrow holder to return same to the party(ies) entitled thereto, shall be assessed a holding fee of $50.00 annually. Following any statutory period, any amounts thereafter remaining unclaimed may escheat to the State in which escrow holder is located.

11.	All documents, closing statements, and balances due the parties to this escrow are to be mailed by ordinary mail to said parties at the addresses shown opposite their signatures, unless otherwise instructed.

12.	Notwithstanding the foregoing, if escrow holder is also acting as Title Company under this Agreement, nothing set forth in these General Escrow Provisions shall limit any liability set forth in the Title Policy provided in the Agreement.

13.	For purposes of complying with Internal Revenue Code § 6045(e), as amended effective January 1, 1991, escrow holder is hereby designated as the “person responsible for closing the transaction” and also as the “reporting person,” for purposes of filing any information returns with the Internal Revenue Service concerning this transaction, as required by law.

C-2

EXHIBIT D
FORM OF DEED

WHEN RECORDED MAIL TO:
MAIL TAX STATEMENTS TO

(Space Above This Line For Recorder’s Use Only)
GRANT DEED
          FOR VALUE RECEIVED, SPT-SWRC, a Delaware limited liability company hereby grants to, all of its right, title and interest in and to that certain real property situated in the County of Riverside, State of California, described on Exhibit A attached hereto and by this reference incorporated herein.
          SAID PROPERTY IS CONVEYED SUBJECT TO all liens, encumbrances, easements, covenants, conditions and restrictions of record.
          IN WITNESS WHEREOF, the undersigned has executed this Grant Deed dated as of March ___, 2009.
SPT-SWRC, LLC, a Delaware limited liability company

By:	Shopoff Partners, L.P., a Delaware limited partnership Managing Member

By:	Shopoff General Partner, LLC, a Delaware limited liability company, General Partner

By:	Shopoff Properties Trust, Inc., a Maryland corporation, Managing Member

By:	William A. Shopoff, President and CEO

D-1

EXHIBIT A
LEGAL DESCRIPTION
PARCEL A:
LOTS 1 THROUGH 59, INCLUSIVE AND LOTS 61 AND 62 OF AMENDED TRACT NO. 30266-1, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 431 PAGES 19 THROUGH 26, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 461-270-001 THROUGH 461-270-025; 461-271-001 THROUGH 009; 461-272-001 THROUGH 008; 461-273-001 THROUGH 018, 461-160-045
PARCEL B:
PARCEL 1 OF AMENDED PARCEL MAP NO. 13711, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP MAP RECORDED IN BOOK 114 PAGE 35 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
EXCEPTING THEREFROM, PARCEL 4110-6 AS SHOWN ON RECORD OF SURVEY RECORDED JULY 23, 1983 IN BOOK 70, PAGES 26 THROUGH 33 OF RECORDS OF SURVEY, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.
ALSO EXCEPTING THEREFROM, ANY PORTION LYING WITHIN AMENDED TRACT NO. 30266-1, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 431 PAGES 19 THROUGH 26, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 461-160-029
PARCEL C:
LOTS 11 AND 12 OF TRACT NO. 30266-2, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 431 PAGES 82 THROUGH 88, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 461-160-034 AND 461-160-036 AND 461-160-041

State of California )
County of Orange )
On March ___, 2009 before me, ____________, a Notary Public in and for said County and State, personally appeared WILLIAM A. SHOPOFF, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature __________________________ (Seal)

SEPARATE STATEMENT OF
DOCUMENTARY TRANSFER TAX

County	Recorder
Riverside County
Dear Sir:
          In accordance with California Revenue and Taxation Code Section 11932, it is requested that this Statement of Documentary Transfer Tax due not be recorded with the attached deed, but be affixed to the deed after recordation and before return as directed on the deed.
          The deed names SPT-SWRC, LLC, a Delaware limited liability company, and ____________, a ____________, as Grantee. The land and improvements being transferred are located in the County of Riverside, State of California.
          The amount of the documentary transfer tax due on the attached deed is Five Thousand Five Hundred Dollars ($5,500.00), computed on the full value of the property described.
Very truly yours,

SPT-SWRC, LLC, a Delaware limited liability company
By:	Shopoff Partners, L.P., a Delaware limited partnership, Managing Member
By:	Shopoff General Partner, LLC, a Delaware limited liability company, General Partner
By:	Shopoff Properties Trust, Inc., a Maryland corporation, Managing Member

By:	William A. Shopoff, President and CEO

EXHIBIT E
FORM OF ASSIGNMENT OF CONTRACTS
ASSIGNMENT AND ASSUMPTION AGREEMENT
          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of the ___ day of March, 2009 (the “Effective Date”) by and among SPT-SWRC, LLC, a Delaware limited liability company (“Assignor”) and _________, a _________(“Assignee”).
RECITALS
          A. Assignor is the owner of certain real property located in Riverside County, California described on Exhibit A attached hereto (the “Property”).
          B. Assignor has entered into those certain contracts relating to the Property listed on Exhibit B attached hereto (the “Contracts”).
          C. Assignor has agreed to convey the Property to Assignee, and Assignee has agreed to receive the Property from Assignor.
          D. In connection with the transfer of the Property, Assignor has agreed to assign, and Assignee has agreed to assume, all rights and obligations of Assignor under the Contracts, subject to the terms and conditions of this Agreement.
AGREEMENT
          NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficient of which is hereby acknowledged, the parties hereto agree as follows:
          1. Assignment. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest under the Contracts.
          2. Assumption. Assignee hereby assumes and agrees to perform all of Assignor’s obligations under the Contracts from and after the Effective Date.
          3. Indemnifications. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees) directly or indirectly arising out of or related to any breach or default in Assignee’s obligations hereunder.
          4. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR: SPT-SWRC, LLC, a Delaware limited liability company
By:	Shopoff Partners, L.P., a Delaware limited partnership, Managing Member

By:	Shopoff General Partner, LLC, a Delaware limited liability company, General Partner

By:	Shopoff Properties Trust, Inc., a Maryland corporation, Managing Member
By:	William A. Shopoff, President and CEO

ASSIGNEE: _____________________________ a _____________________________
By:
Name:
Title:

EXHIBIT A
LEGAL DESCRIPTION
PARCEL A:
LOTS 1 THROUGH 59, INCLUSIVE AND LOTS 61 AND 62 OF AMENDED TRACT NO. 30266-1, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 431 PAGES 19 THROUGH 26, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 461-270-001 THROUGH 461-270-025; 461-271-001 THROUGH 009; 461-272-001 THROUGH 008; 461-273-001 THROUGH 018, 461-160-045
PARCEL B:
PARCEL 1 OF AMENDED PARCEL MAP NO. 13711, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP MAP RECORDED IN BOOK 114 PAGE 35 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
EXCEPTING THEREFROM, PARCEL 4110-6 AS SHOWN ON RECORD OF SURVEY RECORDED JULY 23, 1983 IN BOOK 70, PAGES 26 THROUGH 33 OF RECORDS OF SURVEY, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.
ALSO EXCEPTING THEREFROM, ANY PORTION LYING WITHIN AMENDED TRACT NO. 30266-1, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 431 PAGES 19 THROUGH 26, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 461-160-029
PARCEL C:
LOTS 11 AND 12 OF TRACT NO. 30266-2, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 431 PAGES 82 THROUGH 88, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 461-160-034 AND 461-160-036 AND 461-160-041

EXHIBIT B
LIST OF CONTRACTS
[TO BE PROVIDED]

EXHIBIT F
FORM OF BILL OF SALE
          FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, SPT-SWRC, LLC, a Delaware limited liability company (“Seller”), does hereby sell and convey to                     , a                      (“Buyer”), any and all of Seller’s right, title and interest in and to (a) all existing permits, licenses, approvals, entitlements and authorizations issued by any governmental authority in connection with the land described on Exhibit A attached hereto and hereby made a part hereof or the improvements located thereon and (b) and prepaid credits, deposits and prepaid fees with respect to such land except as otherwise expressly provided in Article XIII of that certain Purchase and Sale Agreement and Joint Escrow Instructions made as of January      , 2009 between Seller and Buyer.
          The assignment contained herein is made “as is, where is”, without any representation or warranty whatsoever on behalf of Seller.
          TO HAVE AND TO HOLD all of said personal property unto Buyer, its successors and assigns, to its own use forever.
          IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the ___ day of March, 2009.

SELLER: SPT-SWRC, LLC, a Delaware limited liability company
By:	Shopoff Partners, L.P., a Delaware
limited partnership, Managing Member

By:	Shopoff General Partner, LLC, a Delaware
limited liability company, General Partner

By:	Shopoff Properties Trust, Inc.,
a Maryland corporation, Managing Member

By:
William A. Shopoff,
President and CEO

F-1

EXHIBIT A
LEGAL DESCRIPTION
PARCEL A:
LOTS 1 THROUGH 59, INCLUSIVE AND LOTS 61 AND 62 OF AMENDED TRACT NO. 30266-1, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 431 PAGES 19 THROUGH 26, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 461-270-001 THROUGH 461-270-025; 461-271-001 THROUGH 009; 461-272-001
THROUGH 008; 461-273-001 THROUGH 018, 461-160-045
PARCEL B:
PARCEL 1 OF AMENDED PARCEL MAP NO. 13711, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP MAP RECORDED IN BOOK 114 PAGE 35 OF PARCEL MAPS, IN THE
OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
EXCEPTING THEREFROM, PARCEL 4110-6 AS SHOWN ON RECORD OF SURVEY RECORDED JULY 23, 1983 IN BOOK 70, PAGES 26 THROUGH 33 OF RECORDS OF SURVEY, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.
ALSO EXCEPTING THEREFROM, ANY PORTION LYING WITHIN AMENDED TRACT NO. 30266-1, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 431 PAGES 19 THROUGH 26, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 461-160-029
PARCEL C:
LOTS 11 AND 12 OF TRACT NO. 30266-2, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 431 PAGES 82 THROUGH 88, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 461-160-034 AND 461-160-036 AND 461-160-041

F-2

EXHIBIT G-1
FORM OF FIRPTA CERTIFICATE and
CERTIFICATE REGARDING FOREIGN INVESTMENT
IN REAL PROPERTY TAX ACT
(ENTITY TRANSFEROR)
          Section 1445 of the Internal Revenue Code provides that the transferee of a United States property interest must withhold tax if the transferor is a foreign person. To inform                     , a                      that withholding of tax is not required upon the disposition of a United States real property interest by SPT-SWRC, LLC, a Delaware limited liability company, and with the knowledge that Buyer will rely upon the following statements, Seller hereby certifies the following facts to Buyer:
1.	Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as defined in the Internal Revenue Code and Income Tax Regulations).

2.	Seller’s United States Employer Identification Number is: .

3.	Seller’s office/home address is 8951 Research Drive, Irvine, California 92618.
          Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.
          Under penalty of perjury, the undersigned declare that I/we have examined this Certificate and, to the best of my/our knowledge and belief, it is true, correct and complete, and I/we further declare that I/we have authority to sign this document on behalf of Seller.

Dated as of March , 2009	SPT-SWRC, LLC, a Delaware limited liability company
	By:	Shopoff Partners, L.P., a Delaware
limited partnership, Managing Member

	By:	Shopoff General Partner, LLC, a Delaware
limited liability company, General Partner

	By:	Shopoff Properties Trust, Inc.,
a Maryland corporation, Managing Member

By:
William A. Shopoff,
President and CEO

G-1

EXHIBIT G-2
FORM OF CALFIRPTA
[See attached]

G-2

YEAR

CALIFORNIA FORM

2008 Real Estate Withholding Certificate 593-C

Part I – Seller's Information **Return this form to your escrow company.**

Name (including spouse/RDP, if jointly owned - see instructions - type or print)			☐ SSN or ITIN ☐ FEIN ☐ CA Corp no.
Address (including suite, room, PO Box, or PMB no.)			Spouse's/RDP's SSN or ITIN (if jointly owned)
City	State	ZIP Code	Ownership Percentage %
Property address (if no street address, provide parcel number and county)			

Read the following and check the appropriate boxes. (See line-by-line notes in the instructions).

Part II – Certifications which fully exempt the sale from withholding:

	YES	NO
1. Does the property qualify as the seller's (or decedent's, if being sold by the decedent's estate) **principal residence** within the meaning of Internal Revenue Code (IRC) Section 121?	☐	☐
2. Did the seller (or decedent, if being sold by the decedent's estate) last use the property as the seller's (decedent's) principal residence within the meaning of IRC Section 121 without regard to the two-year time period?	☐	☐
3. Will the seller have a loss or zero gain for California income tax purposes on this sale? (To check YES, you must complete Form 593-E, Real Estate Withholding — Computation of Estimated Gain or Loss, and have a loss or zero gain on line 16).	☐	☐
4. Is the property being compulsorily or involuntarily converted and does the seller intend to acquire property that is similar or related in service or use to qualify for nonrecognition of gain for California income tax purposes under IRC Section 1033?	☐	☐
5. Will the transfer qualify for nonrecognition treatment under IRC Section 351 (transfer to a corporation controlled by the transferor) or IRC Section 721 (contribution to a partnership in exchange for a partnership interest)?	☐	☐
6. Is the seller a corporation (or an LLC classified as a corporation for federal and California income tax purposes) that is either qualified through the California Secretary of State or has a permanent place of business in California?	☐	☐
7. Is the seller a partnership (or an LLC that is classified as a partnership for federal and California income tax purposes and is not a disregarded single member LLC) with recorded title to the property in the name of the partnership or LLC? (If yes, the partnership or LLC must withhold on nonresident partners or members as required).	☐	☐
8. Is the seller a tax-exempt entity under either California or federal law?	☐	☐
9. Is the seller an insurance company, individual retirement account, qualified pension/profit sharing plan, or charitable remainder trust?	☐	☐

Part III – Certifications that may partially or fully exempt the sale from withholding:

Real Estate Escrow Person: See instructions for amounts to withhold.

	YES	NO
10. Will the transfer qualify as a simultaneous like-kind exchange within the meaning of IRC Section 1031?	☐	☐
11. Will the transfer qualify as a deferred like-kind exchange within the meaning of IRC Section 1031?	☐	☐
12. Will the transfer of this property be an installment sale that you will report as such for California tax purposes and has the buyer agreed to withhold on each principal payment instead of withholding the full amount at the time of transfer?	☐	☐

Part IV – Seller's Signature

Under penalties of perjury, I hereby certify that the information provided above is, to the best of my knowledge, true and correct. If conditions change, I will promptly inform the withholding agent. I understand that the Franchise Tax Board may review relevant escrow documents to ensure withholding compliance and that completing this form does not exempt me from filing a California income or franchise tax return to report this sale.

Seller's Name and Title ______________ Seller's Signature ______________ Date ________

Spouse's/RDP's Name ______________ Spouse's/RDP's Signature ______________ Date ________

Please verify that the SSN or ITIN listed above in Part I of this form is correct.

Seller: If you checked YES to any question in Part II, you are exempt from real estate withholding.

If you checked YES to any question in Part III, you may qualify for a partial or complete withholding exemption.

If you checked NO to all of the questions in Part II and Part III, the withholding will be 3⅓% (.0333) of the total sales price or the optional gain on sale withholding amount certified by seller on Form 593.

If you are withheld upon, the withholding agent should give you one copy of Form 593, Real Estate Withholding Tax Statement. Attach a copy to the lower front of your California income tax return and make a copy for your records.

You should keep Form 593-C for five years following the close of the transaction. You must furnish the form to the FTB upon request.

For Privacy Notice, get form FTB 1131. 7131083 Form 593-C C2 2007

EXHIBIT H
FORM OF REPLACMENT ROFR AGREEMENT
AGREEMENT FOR RIGHT OF FIRST REFUSAL

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

Pulte Home Corporation 2 Technology Drive Irvine, CA 92618 Attention: Mr. Sohail Bokhari

SPACE ABOVE THIS LINE FOR RECORDER’S USE
AGREEMENT FOR
RIGHT OF FIRST REFUSAL
     THIS AGREEMENT FOR RIGHT OF FIRST REFUSAL (this “Agreement”) is made as of the date of recordation hereof, by and between PULTE HOME CORPORATION, a Michigan corporation (“Pulte”), and                      (“Buyer”), with reference to the facts set forth below.
     In consideration of valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby grants to Pulte a right of first refusal with respect to the real property described on Exhibit “A” attached hereto (the “Property”) on the terms and conditions set forth below.
ARTICLE 1
DEFINITIONS AND TERM OF AGREEMENT
     1.1. Defined Terms. Except as the context otherwise requires, all terms used herein shall have the same meanings as set forth in the Purchase Agreement.
     1.2 Transfer. As used in this Agreement, the term “Transfer” shall mean (a) any transfer of fifty percent (50%) or more of the voting stock in Buyer (“Majority Interest”), (b) any transfer, sale, ground lease, or other conveyance of the Property, whether by agreement for sale or in any other manner (excluding any transfer merely as security for the performance of an obligation), and (c) any arrangement between Buyer and a third party whereby such third party has an interest in or will share in any manner in the profits derived from the sale of all or any portion of the Property.

L-1

     1.3 Proposed Transfer Property. As used herein, the term “Proposed Transfer Property” shall mean (a) the entire Property if (i) Buyer proposes to Transfer all of its interest in the Property or (ii) the Transfer of a Majority Interest, and (b) otherwise, that portion of the Property that Buyer proposes to Transfer.
     1.4 Termination of Right of First Refusal.
     1.4.1 The term of Pulte’s Right of First Refusal shall expire, as to any Proposed Transfer Property, ten (10) days after Pulte receives a Proposed Transfer Notice regarding such Proposed Transfer Property (or such earlier date on which Pulte waives its Right of First Refusal). Notwithstanding the foregoing, Pulte’s Right of First Refusal shall automatically expire on June 30, 2015.
     1.4.2 In the event the Right of First Refusal expires without Pulte exercising its Right of First Refusal, Buyer shall be entitled to sell the Proposed Transfer Property to one or more third parties pursuant to Section 2.4 below.
     1.4.3 In all events, the Right of First Refusal shall not apply to any sale of an individual lot, improved with a residence, to a member of the home buying public, and upon the recordation of the first grant deed conveying an individual lot to a member of the home buying public, this Agreement shall not be considered an encumbrance against such lot, and neither the purchaser or any successor shall have any obligations under this Agreement.
     1.5 Termination of Prior Right of First Refusal. Upon the recordation of this Agreement in the Official Records of Riverside County, that certain Agreement for Right of First Refusal recorded in the Official Records of Riverside County on December 31, 2008 as Instrument No. 2008-682813 shall automatically be deemed terminated and of no further legal force or effect.
ARTICLE 2
GRANT OF RIGHT OF FIRST REFUSAL
     2.1 Grant. During the term of this Agreement, Pulte shall have the right (the “Right of First Refusal”) to purchase from Buyer the Proposed Transfer Property subject to and upon the terms and conditions set forth in this Agreement. Notwithstanding the foregoing or any provisions of this Agreement to the contrary, Buyer shall have absolute and complete discretion whether to sell all or any part of the Property to any third party, as well as the sales price(s) and terms of sale, provided that Buyer complies with the terms of this Agreement.
     2.2 Proposed Transfer Notice. If Buyer receives any offer made by a third party that Buyer is willing to accept (a “Proposed Transfer”), then Buyer shall provide written notice to Pulte (the “Proposed Transfer Notice”) identifying the following terms of the Proposed Transfer: (i) the names and addresses of the parties to the Proposed Transfer; (ii) the Proposed Transfer Property; (iii) if applicable, the voting stock to be transferred (the “Transferred Interest”); (iv) the consideration to be paid by the proposed transferee (the “Proposed Transfer Purchase Price”); (v) the amount of earnest money (the “Earnest Money”); and (vi) the outside closing date for the Proposed Transfer (the “Outside Closing Date”). A copy of any written offer and any agreement made by the proposed transferee (or a written summary of its material terms)

shall be attached to the Proposed Transfer Notice. If the Proposed Transfer is to be made in exchange for property of the transferee, Buyer shall place a dollar value on the property to be exchanged and the Proposed Transfer Purchase Price shall be deemed to be equal to such dollar value, subject to the provisions of Section 2.5 below. If the Proposed Transfer consists of a transfer of a Transferred Interest, the Proposed Transfer Purchase Price shall be deemed to be an amount equal to the dollar value of the consideration to be paid by the prospective new shareholder (the “New Interest Holder”) for such interest.
     2.3 Time for Exercise of Right of First Refusal. Pulte shall have ten (10) days following its receipt of the Proposed Transfer Notice to exercise its Right of First Refusal with respect to the Proposed Transfer Property. Failure by Pulte to exercise its Right of First Refusal with respect to any particular Proposed Transfer by Buyer shall in no way extinguish or otherwise limit Pulte’s rights with respect to any portion of the Property that is not the subject of such Proposed Transfer.
     2.4 Expiration of Right of First Refusal. Pulte shall respond in writing to the Proposed Transfer Notice within ten (10) days after it is received by Pulte. Pulte’s response shall unequivocally and unconditionally state that Pulte shall exercise its Right of First Refusal to purchase all of the Proposed Transfer Property under the terms and conditions of the Proposed Transfer Notice (“Notice of Exercise”) or that Pulte shall not do so. In the event Pulte fails to deliver a Notice of Exercise unequivocally and unconditionally agreeing to purchase the Proposed Transfer Property during this ten (10) day period, Pulte shall be deemed to have waived its Right of First Refusal with respect to the Proposed Transfer Property under the Proposed Transfer Notice. Failure by Pulte to exercise its Right of First Refusal with respect to any particular Proposed Transfer by Buyer shall in no way extinguish or otherwise limit any remaining rights of Pulte, if any, with respect to any portion of the Property that is not the subject of such Proposed Transfer. Provided that Pulte does not timely give Buyer a Notice of Exercise as set forth above, the parties to the Proposed Transfer (as identified in the Proposed Transfer Notice) may consummate the Proposed Transfer in Substantial Conformity with the terms and for the consideration specified in the Proposed Transfer Notice; provided, however, that as condition precedent to the consummation of such Proposed Transfer, the Proposed Transfer presented to Pulte is a valid bona fide and binding third party written offer. Concurrently with the closing of such Proposed Transfer, Pulte shall execute and deliver a recordable instrument releasing the Right of First Refusal contained in this Agreement with respect to such Proposed Transfer Property. As used herein, “Substantial Conformity” means a close of escrow within thirty (30) days of the Outside Closing Date, at a cash sales price of no less than ninety-five percent (95%) of the price set forth in the Proposed Transfer Notice, and on other terms not substantially and materially more favorable than those set forth in the Proposed Transfer Notice. If the Proposed Transfer is not consummated, and/or the terms thereof are changed so that the Proposed Transfer is not in Substantial Conformity with the terms described in the Proposed Transfer Notice, within the time periods set forth herein, then the Proposed Transfer Property shall again be subject to Pulte’s Right of First Refusal (to the extent that Right of First Refusal does not expire or otherwise terminate, or has not expired or otherwise terminated, pursuant to any other provision of this Agreement).
     2.5 Appraisal of Exchange Property. If Pulte objects to the dollar value placed by Buyer on exchange property pursuant to Section 2.2 above during the ten (10) day period provided in Section 2.3 above, the Proposed Transfer Purchase Price shall be deemed to be equal to the fair market value of such property as established by an appraisal conducted by an appraiser appointed by Pulte and an appraiser appointed by Buyer within ten (10) days after Pulte’s appointment of an appraiser, each of whom shall be a member of the American Institute of Real Estate Appraisers. If the two (2) appraisals are within ten percent (10%) of each other, the fair market value of such property will be the average amount of the two (2) appraisals. Otherwise, the two (2) appraisers shall select a third appraiser meeting the same requirements, and the fair market value shall be the average of the two (2) appraisals that are closest to each other. Buyer and Pulte shall each pay 50% of the cost of the appraisals. The ten (10) day period provided in Section 2.3 above for Pulte to deliver notice of exercise of its Right of First Refusal shall be extended until ten (10) days after the completion of such appraisals.
     2.6 Transfer to Related Entity. Buyer may Transfer Proposed Transfer Property to an entity controlling, controlled by or under common control with Buyer (a “Related Entity”), so long as: (i) in the case of a transfer to a Related Entity, Buyer provides reasonable evidence to Pulte that Buyer has (or the principals of Buyer have) a material profits interest in the Related Entity, directly or indirectly; (ii) Buyer submits to Pulte a written statement describing the material terms of such transfer; and (iii) Buyer and the Related Entity execute and deliver to Pulte in recordable form an assignment and assumption agreement in which the Related Entity and/or the transferee agrees to assume all obligations of Buyer under this Agreement with respect to the Proposed Transfer Property. Any transfer to a Related Entity and/or the transferee by Buyer shall in no way extinguish or otherwise limit Pulte’s Right of First Refusal with respect to any subsequent transfer of the Proposed Transfer Property by the Related Entity and/or the transferee. For purposes of this Agreement, the term “control” (or any variant thereof) means the control, directly or indirectly, of at least thirty-five percent (35%) of the voting or financial interests in an entity.
     2.7 Exercise of Right of First Refusal. If Pulte exercises its Right of First Refusal, within ten (10) days after Buyer’s receipt of Pulte’s Notice of Exercise, an escrow shall be opened at an escrow company selected by Pulte, and the close of escrow shall occur no later than the later of (a) thirty (30) days after Pulte delivers the Notice of Exercise or (b) the Outside Closing Date set forth in the Proposed Transfer Notice. Buyer shall transfer its interest in the Proposed Transfer Property through said escrow to Pulte or Pulte’s nominee with similar representations and warranties from Buyer as are contained in the Purchase Agreement from Pulte. Transfer taxes and recording, escrow and title charges shall be allocated in the same manner as provided in the Proposed Transfer Notice. The purchase price to be paid by Pulte for the Proposed Transfer Property shall be the Proposed Transfer Purchase Price set forth in the Proposed Transfer Notice.

ARTICLE 3
ASSIGNMENT OF WARRANTIES; SUBORDINATION
     3.1 Assignment of Warranties and Plans. If any Proposed Transfer Property is transferred to Pulte or its nominee hereunder, all warranties in which Buyer may then have an interest relating to work, labor, skill or materials furnished in connection with the construction of any improvements on such Proposed Transfer Property shall thereupon be deemed assigned to and the property of Pulte or its nominee at the closing of such transfer without further act or consideration. Also at the closing of such transfer, Buyer shall be deemed to have granted to Pulte or its nominee a non-exclusive right, without any representation or warranty, to use any and all plans and specifications which have been prepared by or for Buyer related to improvements on such Proposed Transfer Property, whether constructed or not, without consideration or expense to Pulte or its nominee. Buyer agrees, within ten (10) days after receipt by Buyer of a request by Pulte or its nominee, to execute such documents as Pulte or its nominee reasonably requests to document the foregoing assignments and to deliver original copies of such warranties, plans and specifications to Pulte or its nominee, without any representation or warranty.
     3.2 Subordination to Deed of Trust. Provided that Buyer is not in default hereunder or under the Purchase Agreement, on written request of Buyer, Pulte shall execute and deliver, to such unrelated institutional lender(s) as Buyer may designate in writing, a recordable instrument subordinating the Right of First Refusal contained in this Agreement to the lien of the mortgage(s) or deed(s) of trust securing one or more loans from such institution(s), all or substantially all proceeds of which are to be used to pay costs and fees associated with the acquisition, development, construction and improvement of the Property and which does not provide for a prepayment penalty, within ten (10) business days after receipt by Pulte from Buyer of the following:
          (1) A true and complete copy of the deed(s) of trust covering the Property to be executed by Buyer or the portion thereof that is securing the loan, the note(s) secured thereby and all other instruments evidencing or securing the indebtedness evidenced by said note(s); and
          (2) A copy of a Request for Notice of Default pursuant to Section 2924b of the California Civil Code prepared for execution and acknowledgment by Pulte which, when recorded at the expense of Buyer, will entitle Pulte to the notices prescribed by Section 2924b of the California Civil Code.
          If the lender or a nominee of the lender acquires the Property or any portion thereof pursuant to a foreclosure, judicial or non judicial, of any deed of trust, or through delivery of a deed in lieu of foreclosure, this Agreement shall automatically terminate with respect to such portion of the Property.

ARTICLE 4
GENERAL PROVISIONS
     4.1 Notice and Payments. Any notice to be given or other document to be delivered by any party to the other or others under this Agreement, and any payments may be delivered in person to an officer of any party, or may be deposited in the United States mail in the State of California, duly certified or registered, return receipt requested, with postage prepaid, or by Federal Express or other similar overnight delivery service and addressed to the party for whom intended, at the addresses set forth in the Purchase Agreement. Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given and received upon (i) hand delivery, (ii) one (1) business day after being deposited with Federal Express or another reliable overnight courier service for next day delivery, (iii) upon facsimile transmission with a hard copy mailed the same day (except that if the date of such transmission is not a business day, then such notice shall be deemed to be given on the first business day following such transmission) or (iv) five (5) business days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required.
     4.2 Captions. The captions used herein are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.
     4.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California without regard to choice of law rules. This Agreement shall be deemed made and entered into in Riverside County.
     4.4 Time of the Essence. Time is of the essence of each and every provision of this Agreement.
     4.5 Successors and Assigns. All of the covenants and conditions of this Agreement shall inure to the benefit of and shall be binding upon the successors-in-interest of Pulte and the successors, heirs, representatives and assigns of Buyer. As used in the foregoing, “successors” includes successors to the parties’ interest in the Property and successors to all or substantially all of their assets and successors by merger or consolidation.
     4.6 Joint and Several Liability. If any party consists of more than one person or entity, the liability of each such person or entity signing this Agreement shall be joint and several.
     4.7 Construction of Agreement. The Agreement contained herein shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Agreement. Buyer and Pulte acknowledge that they have been represented, or have had the opportunity to be represented, by counsel of their own choice. Neither Buyer nor Pulte is relying upon any legal advice from the other party’s counsel regarding the subject matter thereof. Both parties acknowledge that they understand the terms and conditions of this Agreement and the terms and conditions of all other documents and agreements executed in connection herewith and that they sign the same freely. Neither Buyer nor Pulte shall deny the enforceability of any provision of this Agreement or any of the other documents or agreements executed in connection herewith on the basis that it did not have legal counsel or that it did not understand any such term or condition. This Agreement and any ambiguities or uncertainties contained in this Agreement shall be equally and fairly interpreted for the benefit of and against all parties to this Agreement and shall further be construed and interpreted without reference to the identity of the party or parties preparing this document, it being expressly understood and agreed that the parties hereto participated equally in the negotiation and preparation of this Agreement or have had equal opportunity to do so. Accordingly, the parties hereby waive the legal effect of California Civil Code Section 1654 or any successor and/or amended statute which in part states that in cases of uncertainty, the language of the contract should be interpreted most strongly against the party who caused the uncertainty to exist.
     4.8 Attorneys’ Fees. If any action, arbitration, judicial reference or other proceeding is instituted between Pulte and Buyer in connection with this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorneys’ and experts’ fees and costs incurred in bringing or defending such action or proceeding and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action or proceeding and shall be paid whether or not such action or proceeding is prosecuted to final judgment. Any judgment or order entered in such action or proceeding shall contain a specific provision providing for the recovery of attorneys’ fees and costs separate form the judgment, incurred in enforcing such judgment. The prevailing party shall be determined by the trier of fact based upon an assessment of which party’s major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues. For the purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in the following: (1) post judgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; (5) any appeals; and (6) bankruptcy proceedings. This Section is intended to be expressly severable from the other provisions of this Agreement, is intended to survive any judgment and is not to be deemed merged into the judgment.
     4.9 Severability. If any phrase, clause, sentence, paragraph, section, article or other portion of this Agreement becomes or is held to be illegal, null or void or against public policy, for any reason, the remaining portions of this Agreement shall not be affected thereby and shall remain in full force and effect.
     4.10 Gender and Number. In this Agreement (unless the content requires otherwise), the masculine, feminine and neuter genders and the singular and the plural include one another.
     4.11 No Partnership or Joint Venture. Buyer or Pulte shall not, by virtue of this Agreement, in any way or for any reason be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer. In addition, by virtue of this Agreement there shall not be deemed to have occurred a merger of any joint enterprise between Buyer and Pulte.
     4.12 Default and Remedies.
          4.12.1 PULTE DEFAULT. IF ANY TRANSFER OF PROPOSED TRANSFER PROPERTY IS NOT CONSUMMATED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT DUE TO CIRCUMSTANCES OR CONDITIONS

THAT CONSTITUTE A DEFAULT BY PULTE UNDER THIS AGREEMENT (A “PULTE DEFAULT”), THE EARNEST MONEY SHALL BE DELIVERED TO Buyer AS FULL LIQUIDATED DAMAGES FOR SUCH PULTE DEFAULT AND THIS AGREEMENT SHALL BE TERMINATED IN ITS ENTIRETY AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS, OBLIGATIONS, OR LIABILITIES UNDER THIS AGREEMENT. PULTE AND Buyer ACKNOWLEDGE THAT IN THE EVENT OF A PULTE DEFAULT, BUYER’S ACTUAL DAMAGES WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN FOR THE FOLLOWING REASONS, AMONG OTHERS: (I) THE DAMAGES TO WHICH Buyer WOULD BE ENTITLED IN A COURT OF LAW WOULD BE BASED IN PART ON THE DIFFERENCE BETWEEN THE ACTUAL VALUE OF THE PROPOSED TRANSFER PROPERTY AT THE TIME SET FOR THE CLOSE OF ESCROW AND THE PURCHASE PRICE FOR THE PROPOSED TRANSFER PROPERTY AS SET FORTH IN THE PROPOSED TRANSFER NOTICE; (II) PROOF OF THE AMOUNT OF SUCH DAMAGES WOULD BE BASED ON OPINIONS OF VALUE OF THE PROPOSED TRANSFER PROPERTY, WHICH CAN VARY IN SIGNIFICANT AMOUNTS; AND (III) IT IS IMPOSSIBLE TO PREDICT AS OF THE DATE ON WHICH THIS AGREEMENT IS MADE WHETHER THE VALUE OF THE PROPOSED TRANSFER PROPERTY WILL INCREASE OR DECREASE AS OF THE DATE SET FOR THE CLOSE OF ESCROW. Buyer AND PULTE DESIRE TO LIMIT THE AMOUNT OF DAMAGES FOR WHICH PULTE MIGHT BE LIABLE SHOULD THE ESCROW FAIL TO CLOSE BECAUSE OF PULTE’S BREACH OF THIS AGREEMENT. Buyer AND PULTE ALSO WISH TO AVOID THE COSTS AND LENGTHY DELAYS WHICH WOULD RESULT IF Buyer FILED A LAWSUIT TO COLLECT DAMAGES FOR BREACH OF THIS AGREEMENT. THEREFORE, IF ESCROW FAILS TO CLOSE DUE TO A PULTE DEFAULT, THEN THE PARTIES AGREE THAT A SUM EQUAL TO THE AMOUNT OF THE EARNEST MONEY (AND THE COMPLETE TERMINATION OF THIS AGREEMENT) SHALL BE DEEMED TO CONSTITUTE A REASONABLE ESTIMATE OF BUYER’S DAMAGES CONSISTENT WITH THE PROVISIONS OF SECTION 1671 OF THE CALIFORNIA CIVIL CODE, AND BUYER’S SOLE AND EXCLUSIVE REMEDY SHALL BE LIMITED TO SUCH AMOUNT (AND SUCH TERMINATION) AND Buyer SHALL HAVE NO RIGHT TO AN ACTION FOR SPECIFIC PERFORMANCE OF ANY OF THE PROVISIONS OF THIS AGREEMENT. IN CONSIDERATION OF THE PAYMENT OF LIQUIDATED DAMAGES, Buyer SHALL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY AS A RESULT OF PULTE’S FAILURE TO CLOSE THE ESCROW, INCLUDING ANY RIGHTS Buyer MAY HAVE PURSUANT TO SECTION 1680 OR SECTION 3389 OF THE CALIFORNIA CIVIL CODE RELATING TO PULTE’S DEFAULT. BY INITIALING THIS PROVISION IN THE SPACES BELOW, Buyer AND PULTE SPECIFICALLY AFFIRM THEIR RESPECTIVE AGREEMENTS CONTAINED IN THIS SECTION 4.12.1 AND AGREE THAT SUCH SUM IS A REASONABLE SUM CONSIDERING THE CIRCUMSTANCES AS THEY EXIST ON THE DATE OF THIS AGREEMENT. IN THE EVENT OF A PULTE DEFAULT, ACTUAL DAMAGES WILL BE DIFFICULT TO ASCERTAIN, SUCH LIQUIDATED DAMAGES REPRESENT PULTE’S AND BUYER’S BEST ESTIMATE OF SUCH DAMAGES, AND PULTE AND Buyer BELIEVE SUCH LIQUIDATED DAMAGES ARE A REASONABLE ESTIMATE OF SUCH DAMAGES. PULTE AND Buyer EXPRESSLY ACKNOWLEDGE THAT THE FOREGOING LIQUIDATED DAMAGES ARE INTENDED NOT AS A PENALTY, BUT AS FULL

LIQUIDATED DAMAGES, IN THE EVENT OF A PULTE DEFAULT AND AS COMPENSATION FOR BUYER’S TAKING THE PROPERTY OFF THE MARKET DURING THE PERIOD OF PULTE’S RIGHT OF FIRST REFUSAL. SUCH DELIVERY OF THE EARNEST MONEY AND TERMINATION OF THIS AGREEMENT SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF Buyer BY REASON OF A PULTE DEFAULT, AND Buyer HEREBY WAIVES AND RELEASES ANY RIGHT TO SUE PULTE, AND HEREBY COVENANTS NOT TO SUE PULTE, FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT OR TO PROVE THAT BUYER’S ACTUAL DAMAGES EXCEED THE EARNEST MONEY WHICH IS HEREIN PROVIDED Buyer AS FULL LIQUIDATED DAMAGES.

INITIALS: Buyer:	PULTE:
          4.12.2 Buyer Default. If (a) Buyer shall fail to materially keep, observe, perform, satisfy or comply with any of the terms or provisions required by Buyer under this Agreement to be kept, observed, performed, satisfied or complied with by Buyer, or (b) any transfer of Proposed Transfer Property to be transferred to Pulte pursuant to the terms and provisions of this Agreement is otherwise not consummated in accordance with the terms and provisions of this Agreement due to circumstances or conditions that constitute a default by Buyer under this Agreement (the matters described in the foregoing clauses (a) and (b) being sometimes collectively called a “Buyer Defaults”), and any such Buyer Default is not cured within ten (10) days after receipt by Buyer of written notice thereof from Pulte, then any Earnest Money deposited by Pulte shall be refunded to Pulte immediately upon request, and Pulte shall have as its exclusive remedies the right, in its election, to either (i) terminate this Agreement and pursue Pulte’s rights and claims to damages, provided, however, that in no event shall Pulte be entitled to recovery of monetary damages in excess of Five Thousand Dollars ($5,000) for each buildable lot that was (or was required to be) included in connection with the Proposed Transfer that such Buyer Default relates to, or (ii) specifically enforce this Agreement; provided that any action by Pulte for specific performance must be commenced, if at all, within thirty (30) days of Buyer’s failure to cure such default as provided above, the failure to timely file such action shall constitute a waiver by Pulte of any such right and remedy; provided, further, that if the remedy of specific performance is not available because Buyer has either sold or encumbered the applicable Proposed Transfer Property in material breach of this Agreement, then Pulte shall have the right to seek, prove and recover (to the extent proven) monetary damages from Buyer with no limit on the amount of such damages.
          4.13 Entire Agreement. This Agreement together with the Purchase Agreement constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and all prior and contemporaneous agreements, representations, negotiations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein.
          4.14 Authority. Each individual executing this Agreement on behalf of Buyer represents and warrants that he is duly authorized to execute and deliver, and has the power to execute and deliver, this Agreement on behalf of Buyer.
          4.15 Counterparts. This Agreement may be executed in counterparts, each of which, taken together, will constitute one fully executed original.

     4.16 Waiver. No waiver by Pulte of a breach of any of the terms, covenants or conditions of this Agreement by Buyer shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by Buyer hereunder shall be implied from any omissions by Pulte to take any actions on account of the default if the default persists or is repeated, and no express waiver shall affect the default other than as specified in the waiver.
     4.17 Dispute Resolution Procedure. All claims, disputes and other matters in question between the parties arising out of or relating to this Agreement or the breach or interpretation thereof (collectively, “Disputes”) shall be resolved pursuant to the terms of Sections 4.18 and 4.19.
     4.18 Notice. Any party with a Dispute will give the other party at least fifteen (15) days written notice of the claim describing the nature of the claim and any proposed remedy.
     4.19 Judicial Reference. If the parties cannot resolve the Dispute within fifteen (15) days after delivery of the notice of the Dispute (the “Commencement Date”), the Dispute shall be resolved by general judicial reference pursuant to Code of Civil Procedure Sections 638 and 641 through 645.1, or any successor statutes thereto, and as modified or as otherwise provided in this Section. Subject to the limitations set forth in this Section, the general referee shall have the authority to try all issues, whether of fact or law, and to report a statement of decision to the court. The referee shall be the only trier of fact or law in the reference proceeding, and shall have no authority to further refer any issues of fact or law to any other party, without the mutual consent of all parties to the judicial reference proceeding.
          (a) Place. The proceedings shall be heard in Riverside County, California.
          (b) Referee. The referee shall be a retired judge (with JAMS) with experience in relevant real estate matters. The referee shall not have any relationship to the parties to the Dispute or interest in the Property. The parties to the Dispute participating in the judicial reference shall meet to select the referee within ten (10) days after the Commencement Date. Any dispute regarding the selection of the referee shall be promptly resolved by the judge to whom the matter is assigned, or if there is none, to the presiding judge of the Superior Court of Riverside County who shall select the referee.
          (c) Commencement and Timing of Proceeding. The referee shall commence the proceeding within thirty (30) days of the Commencement Date.
          (d) Pre-hearing Conferences. The referee may require no more than two pre-hearing conferences.
          (e) Discovery. As a material inducement to Pulte and Buyer, each agree that any dispute pre-trial discovery will be reasonable and will be completed expeditiously. The referee shall hold a discovery conference (a “Discovery Conference”) with the parties within fifteen (15) days after the referee is appointed. At the Discovery Conference the parties shall agree upon a joint discovery plan, which shall be ordered by the referee. If the parties fail to agree on a joint discovery plan at the Discovery Conference, then the referee will establish a discovery plan for the case that takes into account the parties’ mutual intent to have only discovery that is reasonable and expeditious. All discovery, including expert discovery, shall be completed within thirty (30) days thereafter.
          (f) Motions. The referee shall have the power to hear and dispose of motions, including motions relating to provisional remedies, demurrers, motions to dismiss, motions for judgment on the pleadings and summary adjudication motions, in the same manner as a trial court judge, except the referee shall also have the power to adjudicate summarily issues of fact or law including the availability of remedies, whether or not the issue adjudicated could dispose of an entire cause of action or defense. Notwithstanding the foregoing, if prior to the selection of the referee as provided herein, any provisional remedies are sought by the parties to the Dispute, such relief may be sought in the Superior Court of Riverside County.
          (g) Rules of Law. The referee shall apply the laws of the State of California except as expressly provided herein including the rules of evidence.
          (h) Statement of Decision. The referee’s statement of decision shall contain findings of fact and conclusions of law to the extent required by law if the case were tried to a judge. The decision of the referee shall stand as the decision of the court, and upon filing of the statement of decision with the clerk of the court, judgment may be entered thereon in the same manner as if the Dispute had been tried by the court. The parties and the referee shall use all efforts to cause the proceeding to be concluded and a decision given to the parties in writing within sixty (60) days after the Commencement Date.
          (i) Post-hearing Motions. The referee shall have the authority to rule on all post-hearing motions in the same manner as a trial judge.
          (j) Appeals. The decision of the referee shall be subject to appeal upon in the event the referee commits a gross error of law or exceeds his or her power.
          (k) Expenses. The fees and costs of the referee in any judicial reference proceeding hereunder shall be paid by the non-prevailing party pursuant to Section 4.8.
     4.20 WAIVER OF LEGAL RIGHTS. BY INITIALING IN THE SPACE BELOW, THE PARTIES ACKNOWLEDGE AND AGREE TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED OR DESCRIBED IN THIS SECTION DECIDED BY JUDICIAL REFERENCE AS PROVIDED UNDER CALIFORNIA LAW AND THAT THEY ARE WAIVING ANY RIGHTS THEY MAY POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR BY JURY TRIAL. THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT THEY ARE WAIVING THEIR JUDICIAL RIGHTS TO DISCOVERY EXCEPT TO THE EXTENT SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THIS SECTION. IF EITHER PARTY REFUSES TO SUBMIT TO JUDICIAL REFERENCE AFTER EXECUTION OF THIS AGREEMENT AND INITIALING BELOW, SUCH PARTY MAY BE COMPELLED TO PROCEED WITH JUDICIAL REFERENCE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. EACH PARTY’S AGREEMENT TO THIS ARTICLE IS VOLUNTARY. THE PARTIES HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE

MATTERS INCLUDED OR DESCRIBED IN THIS ARTICLE TO JUDICIAL REFERENCE.

INITIALS: Buyer:	PULTE:
     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first above written.

PULTE:	Buyer:

PULTE HOME CORPORATION, a Michigan corporation

By:	By:

Name:		Name:

Title:		Title:

EXHIBIT A
PARCEL A:
LOTS 1 THROUGH 59, INCLUSIVE AND LOTS 61 AND 62 OF AMENDED TRACT NO. 30266-1, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 431 PAGES 19 THROUGH 26, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 461-270-001 THROUGH 461-270-025; 461-271-001 THROUGH 009; 461-272-001 THROUGH 008; 461-273-001 THROUGH 018, 461-160-045
PARCEL B:
PARCEL 1 OF AMENDED PARCEL MAP NO. 13711, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP MAP RECORDED IN BOOK 114 PAGE 35 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
EXCEPTING THEREFROM, PARCEL 4110-6 AS SHOWN ON RECORD OF SURVEY RECORDED JULY 23, 1983 IN BOOK 70, PAGES 26 THROUGH 33 OF RECORDS OF SURVEY, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.
ALSO EXCEPTING THEREFROM, ANY PORTION LYING WITHIN AMENDED TRACT NO. 30266-1, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 431 PAGES 19 THROUGH 26, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 461-160-029
PARCEL C:
LOTS 11 AND 12 OF TRACT NO. 30266-2, IN THE COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 431 PAGES 82 THROUGH 88, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
APN: 461-160-034 AND 461-160-036 AND 461-160-041

EXHIBIT I
LIST OF BONDS
30266-1

		Faithful	Materials
		Performance	and Labor
Flood	$130,000	$1,876,000	$1,003,000
Streets	$1,746,000
Water		$134,000	$67,000
Sewer		$260,000	$130,000

Total		$2,270,000	$1,200,000
30266-2

	Faithful	Materials
	Performance	and Labor
Streets	$850,000	$425,000
Water	$0	$0
Sewer	$57,000	$28,500

Total	$907,000	$453,000

Monument Security		$12,800
MS 4055

	Faithful	Materials
	Performance	and Labor
Streets	$0	$0
Water	$0	$0
Sewer	$334,500	$167,250

Total	$334,500	$167,250